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                                                        Exhibit 11.0

                            BTU INTERNATIONAL , INC.
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                CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     (Dollars in thousands, except share and per share data)


                                                                         For the Three Months Ended
                                                                         --------------------------
                                                                         March 31,         April 2,
                                                                           1996              1995
- ---------------------------------------------------------------------------------------------------

Net income                                                             $      357       $    1,156

Dividends accrued - Class A and Class AA preferred stock                        -              (44)
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Net income applicable to common stockholders                                 $357           $1,112
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Weighted average shares and share equivalents outstanding:

     Common stock                                                       7,288,835        6,916,480
     Class AA convertible preferred stock                                       -          240,000
     Stock options                                                         68,063          157,666
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Weighted average shares and share equivalents outstanding               7,356,898        7,314,146
===================================================================================================

Net income per common and common equivalent share                           $0.05            $0.15
===================================================================================================
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